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                                                                     Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          THE MIIX GROUP, INCORPORATED


                  The name of the Corporation (which is hereinafter referred to as the Corporation) is "The MIIX Group, Incorporated."

                  The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on October 14, 1997.

                  This Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the sole stockholder of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware.

                  The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   Article I.

                  The name of the Corporation is The MIIX Group, Incorporated.

                                  Article II.

                  The Corporation's registered office in the State of Delaware is at 222 Delaware Avenue, P.O. Box 2306, Wilmington, New Castle County, Delaware 19899. The name of its registered agent at such address is Delaware Corporate Services, Inc.

                                  Article III.

                  The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including without limitation, holding all of the voting stock of MIIX Insurance Company, a New Jersey stock insurance company.

                                  Article IV.

                  Section 1. The total number of shares of stock which the Corporation shall have authority to issue is one hundred-fifty million (150,000,000) shares, consisting of (a) one-
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hundred million (100,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and (b) fifty million (50,000,000) shares of preferred stock, par value $.01 per share.

                  Section 2. The Common Stock shall be subject to the express terms of any series of preferred stock.

                  Section 3. Except as may be provided in this Certificate of Incorporation or in a preferred stock Certificate of Designation (as hereinafter defined), if any, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of preferred stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

                  Section 4. Subject to the rights of holders of preferred stock, if any, and subject to any other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                  Section 5. Additional preferred stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide by resolution or resolutions from time to time for the issuance of shares of preferred stock in one or more series and, by filing a certificate pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (referred to herein as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                           (a) The designation of the series, which may be by
distinguishing number, letter or title.

                           (b) The number of shares of the series, which number
the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                           (c) Whether dividends, if any, shall be cumulative or
noncumulative and the dividend rate of the series.

                           (d) The conditions upon which and dates as of which
dividends, if any, shall be payable, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock.


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                           (e) The redemption rights and price or prices, if
any, for shares of the series.

                           (f) The terms and amount of any sinking fund provided
for the purchase or redemption of shares of the series.

                           (g) The amounts payable on and the preferences, if
any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                           (h) Whether the shares of the series shall be
convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

                           (i) Restrictions on the issuance of shares of the
same series or of any other class or series.

                           (j) The voting rights, if any of the holders of
shares of the series.

                  Section 6. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

                  Section 7. No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled as such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

                  Section 8. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                   Article V.

                  The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued shall be determined by the Board of Directors and set forth in the contracts


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or instruments that evidence such rights. The authority of the Board of
Directors with respect to such rights shall include, but not be limited to, determination of the following:

                           (a) The initial purchase price per share or other
unit of the stock or other securities or property to be purchased upon exercise of such rights.

                           (b) Provisions relating to the times at which and the
circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or securities of the Corporation.

                           (c) Provisions which adjust the number or exercise
price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereof of the obligations of the Corporation under such rights.

                           (d) Provisions which deny the holder of a specified
percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

                           (e) Provisions which permit the Corporation to redeem
such rights.

                           (f) The appointment of a rights agent with respect to
such rights.

                                  Article VI.

                  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders.

                           (a) The number of Directors constituting the initial
Board of Directors shall be thirty (30) and, subject to the rights of holders of any series of preferred stock, if any, to elect additional Directors under specified circumstances, thereafter the number of Directors shall be as set forth in or pursuant to the By-laws of the Corporation, but shall not be less than nine (9) nor more than thirty-five (35). The Board of Directors, other than those who may be elected by the holders of any series of preferred stock, if any, shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1999, Directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2000 and Directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 2001. At each


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succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.

                           (b) Subject to the rights of any holders of any
series of preferred stock, if any, to elect additional Directors under specified circumstances, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director or the entire Board of Directors, but only for cause.

                           (c) Vacancies in the Board of Directors resulting
from death, resignation, retirement, disqualification, removal from office or other cause and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled in the manner provided in the By-laws of the Corporation.

                           (d) Advance notice of nominations for the election of
Directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

                           (e) The election of Directors need not be by written
ballot.

                           (f) All corporate powers and authority of the
Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-laws) shall be vested in and exercised by the Board of Directors.

                           (g) The Board of Directors shall have the power
without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-laws of the Corporation, except to the extent that the By-laws or this Certificate of Incorporation otherwise provide. In addition to any requirements of law and any other provision of this Certificate of Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-laws upon the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

                           (h) A Director of the Corporation, in determining
what he or she reasonably believes to be in the best interests of the Corporation, shall consider the interests of the Corporation's stockholders and, in his or her discretion, may consider the following:

                                    (1) the interests of the policyholders of
                           the Corporation's subsidiaries;

                                    (2) the interests of the Corporation's
                           employees, independent contractors, agents, suppliers, creditors and customers;

                                    (3) the economy of the nation;


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                                    (4) community and societal interests; and

                                    (5) the long-term as well as the short-term
                           interests of the Corporation and its stockholders, including the possibility that these interests may be best served by continuing the existing ownership structure of the Corporation.

                                  Article VII.

                  Section 1. No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, provided that nothing contained in this Article shall eliminate or limit the liability of a Director (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                  Section 2. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director or the Corporation existing at the time of such repeal or modification.

                                 Article VIII.

                  Effective as of the time the Common Stock shall be registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

                                  Article IX.

                  The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or Directors (in the present form of this Certificate of Incorporation or as hereinafter amended) are granted subject to this reservation; provided, however, that any amendment or repeal of Article VII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and, provided, further, that Section 6 of Article IV and Articles V, VI, VII, VIII and IX of this Certificate of Incorporation shall not be amended, altered


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or repealed without the affirmative vote of the holders of at least two-thirds
(2/3) of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

                  IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer on this 17th day of September, 1998.

                                     THE MIIX GROUP, INCORPORATED



                                     By:/s/ Daniel Goldberg
                                        ---------------------------------------
                                        Name:   Daniel Goldberg
                                        Title:  President and Chief Executive
                                                Officer



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